Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 20, 2016 in Amendment No. 2 to the Registration Statement (Form F-1, No. 333-214322) and related Prospectus of Seanergy Maritime Holdings Corp. for the registration of common shares and Class A warrants.

/s/ Ernst & Young (Hellas) Certified Auditors-Accountants S.A.

Athens, Greece

December 5, 2016